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                                 EXHIBIT 11.1

                         DocuCorp International, Inc.
                       Computation of Earnings Per Share

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                                                                      Year Ended               Three Months Ended
                                                                       July 31,                    October 31,
                                                                     -------------         ------------------------------
                                                                         1997                  1996             1997
-------------------------------------------------------------        -------------         ------------    --------------
PRO FORMA NET INCOME (LOSS) PER SHARE:

Net income (loss)                                                    ($16,101,787)            $576,940          $719,205
                                                                    =============           ==========        ==========
Weighted average pro forma shares outstanding                           6,050,027            5,158,218         5,133,353

Assumed conversion of Class B common stock into Common
          Stock on date of issuance                                     1,186,501                  -0-         5,629,122

Application of SAB 83 for common stock, stock options
          and warrants issued subsequently to January 15, 1997          4,147,413            4,752,663         2,849,404
                                                                    -------------           ----------        ----------
Weighted average shares outstanding used in the pro forma
          net income (loss) per share calculation                      11,383,941            9,910,881        13,611,879
                                                                    =============           ==========        ==========

Pro forma net income (loss) per share                                      ($1.41)               $0.06             $0.05
                                                                    =============           ==========        ==========
SUPPLEMENTAL PRO FORMA NET INCOME (LOSS) PER
 SHARE:

Net Income (loss)                                                    ($16,101,787)            $576,940          $719,205

Pro forma interest expense adjustment reflecting repurchase
          of debt with proceeds from offering, net of taxes               113,230                  780           115,651
                                                                    -------------           ----------        ----------
Supplemental pro forma net income (loss)                             ($15,988,557)            $577,720          $834,856
                                                                    =============           ==========        ==========
Weighted average pro forma shares outstanding                           6,050,027            5,158,218         5,133,353

Assumed conversion of Class B common stock into Common
          Stock on date of issuance                                     1,186,501                  -0-         5,629,122

Application of SAB 83 for common stock, stock options and
          warrants issued subsequent to January 15, 1997                4,147,413            4,752,663         2,849,404
                                                                    -------------           ----------        ----------
Assumed issuance of shares needed to repurchase debt
          outstanding during the period                                 2,034,275                  -0-         1,596,423
                                                                    -------------           ----------        ----------
Weighted average shares outstanding used in the supplemental
          pro forma net income (loss) per share calculation            13,418,216            9,910,881        15,208,302
                                                                    =============           ==========        ==========
Supplemental pro forma net income (loss) per share                         ($1.19)               $0.06             $0.05
                                                                    =============           ==========        ==========
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